UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

____________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 389-7373

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Completion of Public Offering of Convertible Senior Notes

On March 6, 2013, Redwood Trust, Inc. (the “Company”) completed its registered underwritten public offering of $287.5 million aggregate principal amount of the Company’s 4.625% Convertible Senior Notes due 2018 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Barclays Capital Inc. (“Barclays”), as representatives of the several underwriters named therein (the “Offering”).

The Notes sold in the Offering include $37.5 million aggregate principal amount of the Company’s 4.625% Convertible Senior Notes due 2018 sold to the Underwriters (as defined below) pursuant to their 30-day option to purchase additional 4.625% Convertible Senior Notes due 2018 to cover over-allotments, which was exercised in full on March 1, 2013.

The Notes (and the shares of Common Stock issuable upon conversion of the Notes) have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-168617) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act dated February 28, 2013 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated August 6, 2010.

The resulting aggregate net proceeds to the Company from the Offering were approximately $278.3 million, after deducting underwriting discounts and estimated expenses. The Company intends to use the net proceeds from the Offering to fund its business and investment activity, which may include funding purchases of residential mortgage loans, funding the origination of commercial loans and acquiring mortgage-backed securities for its investment portfolio, as well as for other general corporate purposes.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture dated as of March 6, 2013 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of March 6, 2013, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 4.625% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2013. The Notes are the general unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any existing and future indebtedness that is contractually subordinated to the Notes. The Notes, however, are effectively subordinated to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Notes will mature on April 15, 2018 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted. Holders may convert any of their Notes into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, unless the Notes have been previously repurchased by the Company.

The initial conversion rate of the Notes is 41.1320 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $24.31 per share. The initial conversion price represents a premium of approximately 20.0% over the closing price of the Company’s Common Stock on February 28, 2013. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company will not be permitted to redeem the Notes at its option. The Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2013, the Company entered into the Underwriting Agreement with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $250.0 million aggregate principal amount of the Company’s 4.625% Convertible Senior Notes due 2018. The Company also granted the Underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of the Notes solely to cover over-allotments, which option was exercised in full on March 1, 2013. Pursuant to the terms of the Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Pursuant to the terms of the Underwriting Agreement, all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 75 days after February 28, 2013 without first obtaining the written consent of J.P. Morgan and Barclays on behalf of underwriters, subject to certain exceptions as described in the Prospectus Supplement.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Latham & Watkins LLP relating to the validity of the Notes sold in the Offering. Attached as Exhibit 5.2 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law issues, including the validity of the shares of Common Stock to be issued upon conversion of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Redwood Trust, Inc., J.P. Morgan Securities LLC and Barclays Capital Inc., dated February 28, 2013.

4.1	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 4.625% Convertible Senior Note due 2018).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among Redwood Trust, Inc., J.P. Morgan Securities LLC and Barclays Capital Inc., dated February 28, 2013.

4.1	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 4.625% Convertible Senior Note due 2018).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).